EXHIBIT 10.73


                              EMPLOYMENT AGREEMENT

     This AGREEMENT is made effective as of February 1, 1998 (the "Effective Date"), by and between LYRIC HEALTH CARE LLC, a Delaware limited liability company (hereinafter referred to as the "Company" or "Lyric"), and TIMOTHY F. NICHOLSON (hereinafter referred to as the "Executive").

                              W I T N E S S E T H:

     WHEREAS, the Company wishes to employ the Executive as the Managing Director of the Company and to ensure the continued services of the Executive for the Term (as hereinafter defined), and the Executive desires to be employed by the Company for such Term, upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the foregoing premise and the mutual agreements herein contained, the parties, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I

                             EMPLOYMENT RELATIONSHIP

     1.1. Employment. The Company hereby employs the Executive in the position of Managing Director of the Company. The responsibilities and duties of the Executive shall be those specified for the Managing Director of the Company under Article 8 (and other relevant provisions) of the Amended and Restated Operating Agreement of the Company dated as of the date hereof (the "Operating Agreement"). The Executive shall report to and be responsible to the Members of the Company, and the Executive hereby accepts such employment.

     As of the date of this Agreement, the Company has two Members--TFN Healthcare Investors, LLC, a Delaware limited liability company ("N-Co"), which is controlled by the Executive, and Integrated Health Services, Inc., a Delaware corporation ("IHS").

     During the Term, the Executive agrees to devote such working time as is reasonably required for the discharge of his duties hereunder and to perform such services faithfully and to the best of his ability. Notwithstanding the foregoing, nothing in this Agreement shall preclude the Executive from (a) engaging in charitable and community affairs, and (b) managing his personal investments or conducting other business activities, subject to section 4.2.

     1.2. Term. Unless sooner terminated pursuant to Article III below, the term of this Agreement (the "Term") shall commence on the Effective Date, and be in effect for approximately five (5) years expiring December 31, 2002; provided, however, that on January 1, 2003, and on each January 1st thereafter, the then current term of this Agreement automatically shall be extended by an additional period of twelve (12) months if not terminated as set forth below.



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Notwithstanding  the  foregoing,  either the  Executive (or IHS on behalf of the
Company) may elect not to so extend this Agreement by giving written notice of such election to the other on or before the July 1st immediately preceding the expiration of the then current term.

                                   ARTICLE II

                                  COMPENSATION

     2.1. Salary. (a) The Executive shall receive a base salary at an initial rate of Two Hundred Fifty Thousand Dollars ($250,000) per year (the "Salary"), payable in substantially equal installments in accordance with the pay policy established by the Company from time to time, but not less frequently than monthly. The Salary shall be reviewed by IHS for possible increase, based upon the performance of the Executive, promptly after January 1, 1998 and annually as of each January 1st thereafter. Any increases following such review shall require the approval of IHS.

          (b)  The  Executive  shall  receive  Revenue  Salary   Adjustments  in
accordance with Appendix "2" if, as, and when, the Company achieves the revenue targets specified in Appendix "2" hereto.

     2.2. Bonuses. If the Company meets its goals of profitability, revenue growth and business expansion, as set forth in business plans approved by the Members from time to time (the "Target"), the Company shall pay the Executive an annual discretionary bonus up to, but not exceeding one-third (33 1/3%) of the Executive's Salary ("Bonus"), based on the Executive's performance, benefit to the Company at large, and the extent to which the Company equals or exceeds the Target. In addition, the Members may, but shall not be obligated to, award the Executive a bonus for extraordinary service to the Company, as determined by the Members in their discretion.

     2.3. Executive Benefits and Perquisites. During the Term, the Company shall provide and/or pay for employee medical and health care benefits as follows:

          (a) comprehensive individual health insurance, including dependent coverage;

          (b) life insurance coverage in the amount of two times the Executives' Salary not to exceed $500,000; any proceeds of which shall be payable to the Executive's designated beneficiary or his estate; and

          (c) accidental death and dismemberment insurance in the amount of two times the Executives' Salary not to exceed $500,000; and

          (d) disability insurance coverage in a monthly benefit amount equal to the sum of 66 2/3% of the Executive's monthly Salary.


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Once  increased,  the level of  benefits  shall  not be  decreased  without  the
Executive's consent. The Company represents and agrees that the employee benefits provided to the Executive under clauses (a) through (d) above are -- and during the Term shall continue to be -- similar to those provided to an employee of IHS in a similar capacity as the Executive, except that the Executive will not participate in IHS' Senior Executive Retirement Program.

     2.4. Business Expense Reimbursement. The Company will reimburse the Executive for reasonable business-related expenditures (including travel, meals, lodging and other appropriate items). Business-related travel will be deemed to include up to four round-trips to London, England business class prior to June 30, 1998.

                                   ARTICLE III

                            TERMINATION AND SEVERANCE

     3.1. Termination; Nonrenewal. The Company shall have the right to terminate the Executive's employment, at any time during the Term, for "Cause" (as defined below). Upon the Executive's termination or resignation for "Cause" or upon the expiration of the Term following the Company's election not to renew this Agreement, the Executive shall be entitled to no severance. If the Executive's employment is terminated because of a Permanent Disability (as defined in Section 3.5), the Executive shall receive the benefits and payments described in
Section 3.5. The Executive shall have the right to terminate the Executive's employment for "Good Reason" as set forth below.

     3.2. Termination For Cause.

          (a) The Company (by sole vote of IHS) may terminate this Agreement for Cause following a determination by IHS that Cause exists. For purposes of this Agreement, Cause means any or all of the following:

               (i)  the  Executive   materially  fails  to  perform  his  duties
          hereunder;

               (ii) a material breach by the Executive of his covenants under Sections 4.1 or 4.2;

               (iii) the Executive is convicted of any felony or any misdemeanor involving moral turpitude, or commits larceny, embezzlement, or theft of the Company's tangible or intangible property; or

               (iv) N-Co disposes of more than 50% of its interest in the Company (whether to IHS or any other person or entity), otherwise ceases to be a Member of the Company, or defaults in any obligation under the Operating Agreement.


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          (b)  Notwithstanding  anything in Section  3.2(a) to the  contrary,  a termination shall not be for Cause unless (i) IHS notifies the Executive, in writing, of intention to terminate the Executive for Cause (which notice shall set forth the conduct alleged to constitute Cause) (the "Cause Notice"); and
(ii) the Executive does not cure his conduct (to the reasonable satisfaction of IHS), within sixty (60) days after the receipt of the Cause Notice. (This
Section 3.2(b) shall not apply to a termination under (a) (iii) or (iv) above).

     3.3. Termination for Good Reason. The Executive may terminate this Agreement for Good Reason, provided he gives both the Company and IHS prior written notice that Good Reason exists (the "Good Reason Notice"). For purposes of this Agreement, Good Reason shall mean one or both of the following:

          (a) a material breach of the Agreement by the Company (including, without the Executive's prior written consent, the failure of the Company to pay the Executive amounts when due under this Agreement),

          (b) the resignation by the Executive within one (1) year after: (i) a "Change of Control" (as defined in Appendix "2" hereto) occurs with respect to IHS; or (ii) IHS and N-Co together no longer have a majority of the Membership Percentages of the Company; or (iii) if N-Co is diluted to a Membership Percentage in the Company of less than 33-1/3% and N-Co has sold its interest in the Company pursuant to under Article 16 of the Company's Operating Agreement.

Notwithstanding the foregoing, a termination on account of a reason described in paragraph (a), shall be deemed not to be for Good Reason unless the Executive
(i) gives the Company the opportunity to cure the condition that purports to be Good Reason, and (ii) the Company fails to cure that condition within sixty (60) days after the receipt of the Good Reason Notice (or, with respect to the failure to make any payment when due to the Executive within ten (10) days after the receipt of such notice).

     3.4. Severance. (a) If the Executive resigns for Good Reason, or is terminated without Cause, the Company shall pay the Executive an amount (the
"Severance Amount") equal to his annual Salary in effect on the date of resignation or termination, as applicable, plus a bonus amount equal to the average of the Executive's last two annual bonuses. Such Severance Amount shall be payable in cash as follows:

          (x) no later than 10 days after the effective date of Executive's termination, the Company shall pay the Executive one-half (1/2) of the Severance Amount in a lump sum;

          (y) commencing on the first day of the month following the effective date of Executive's termination and on the first day of the next eleven months the Company shall pay to the Executive, in equal monthly installments, the remaining one-half (1/2) of the Severance Amount;


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provided,  however, that if the Executive's employment terminates other than for
Cause within one (1) year following an event  described in Section  3.3(b)(i) or
(ii), the Company shall, in lieu of the making the payments described in (x) and
(y), pay the Executive the Severance Amount in one lump sum cash payment within ten (10) days after the effective date of the Executive's termination.

     In addition, for a period of one (1) year following the effective date of the Executive's termination other than for Cause, the Company shall provide continued employee benefits and coverage for the Executive and his dependents of the type and at a level of coverage comparable to the coverage in effect at the time of his termination ("Continued Benefits") including, but not limited to those benefits and perquisites set forth in Section 2.3 hereof.

          (b) If the Executive resigns under 3.3(b)(iii) above within 30 days after both the dilution of N. Co. to less than 33-1/3% and the sale of its interest in the Company by N. Co., the Severance Amount under 3.4(a) shall be:
(x) three times (3x) the Executive's annual salary in effect on the date of resignation if and provided that such resignation occurs more than 18 complete calendar months after the date of this Agreement; or (y) if such resignation occurs earlier, an amount equal to 18 months' annual salary at the rate in effect on the date of such resignation.

     A Severance Payment due under (x) above shall be paid one-third (1/3) as a lump sum within ten (10) days after the date of the Executive's termination and two-thirds (2/3) in equal monthly installments over the 24 months from such date. A Severance Payment due under (y) above shall be payable one-half (1/2) as a lump sum within ten (10) days after the effective date of termination and one-half (1/2) in equal monthly installments over the 18 months from such date.

     3.5. Termination for Disability. The Company may terminate the Executive following a reasonable determination by IHS that the Executive has a Permanent Disability; provided, however, that (except for death) no such termination shall be effective (i) prior to the expiration of the six (6) month period following the date the Executive first incurred the condition which is the basis for the Permanent Disability or (ii) if the Executive begins to substantially perform the significant aspects of his regular duties prior to the proposed effective date of such termination. For purposes of this Agreement, "Permanent Disability" shall mean the Executive's inability, by reason of any physical or mental impairment to substantially perform the significant aspects of his regular duties, as contemplated by this Agreement, which inability is reasonably contemplated to continue for at least one (1) year from its incurrence and at least ninety (90) days from the effective date of the Executive's termination. "Permanent Disability" shall also mean death. Any question as to the existence, extent, or potentiality of the Executive's Permanent Disability shall be determined by a qualified independent physician selected by the Executive (or, if the Executive is unable to make such selection, by an adult member of the Executive's immediate family) and reasonably acceptable to IHS.

     3.6. Death or Disability After Termination. Should the Executive die or become disabled before receipt of any or all payments to which the Executive is entitled under Section 3.4, then the balance of the payments and Continued Benefits to which the Executive and his


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dependents,  if any, is entitled  under Section 3.4 shall continue to be paid to the Executive (in the case of his disability) or to the executors or administrators of the Executive's estate (in the event of the Executive's death), and the Executive (in the case of his disability) and his dependents, if any, shall continue to receive the Continued Benefits for the balance of the one year period; provided, however, that the Company may, at any time within its discretion, accelerate any payments and pay the Executive or his estate the present value of such payments in a lump sum cash payment. For purposes of determining the present value under this Section 3.6, the interest rate shall be the prime rate of Citibank, N.A.

     3.7. Termination for Cause. If the Executive is terminated for Cause at any time, the Company shall pay the Executive no severance amount.

     3.8. Transition Period. If the Executive's employment terminates under any of Sections 3.1, 3.2, or 3.3 [excluding 3.2(a)(iii) or 3.3(a)] and if IHS so requests in writing, the Executive will continue to perform his duties as if this Agreement remained in effect during the transition period while the Company seeks a successor Managing Director. In such event the Executive's date of termination or resignation shall be deemed to be the actual date when such transition period ends; provided, however, that such transition period shall not continue for more than six months unless IHS and the Executive agree otherwise.

                                   ARTICLE IV

                           COVENANTS OF THE EXECUTIVE

     4.1. Confidential Information. In connection with his employment at the Company, the Executive will have access to confidential information consisting of some or all of the following categories of information:

          (a) Financial Information, including but not limited to information relating to the Company's earnings, assets, debts, prices, pricing structure, volume of purchases or sales or other financial data whether related to the Company or generally, or to particular products, services, geographic areas, or time periods;

          (b) Supply and Service Information, including but not limited to information relating to goods and services, suppliers' names or addresses, terms of supply or service contracts or of particular transactions, or related information about potential suppliers to the extent that such information is not generally known to the public, and the extent that the combination of suppliers or use of a particular supplier, though generally known or available, yields advantages to the Company details of which are not generally known;

          (c) Marketing Information, including but not limited to information relating to details about ongoing or proposed marketing programs or agreements by or on behalf of the Company, sales forecasts, advertising formats and methods or results of marketing efforts or information about impending transactions;


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          (d) Personnel  Information,  including but not limited to  information relating to  employees'  personnel or medical  histories,  compensation  or
     other  terms  of  employment,  actual  or  proposed  promotions,   hirings,
     resignation,   disciplinary  actions,  terminations  or  reasons  therefor, training methods, performance, or other employee information;

          (e) Customer Information, including but not limited to information relating to past, existing or prospective customers' names, addresses or backgrounds, records of agreements and prices, proposals or agreements between customers and the Company, status of customers' accounts or credit, or related information about actual or prospective customers as well as customer lists;

          (f) Acquisition Information, including but not limited to information relating to past, present or prospective acquisitions of businesses, facilities or personnel; and

          (g) The Proprietary Materials (as defined in the Master Franchise Agreement, between Integrated Health Services Franchising Co., Inc. and the Company, dated as of January 13, 1998) or other information of any kind received by the Executive in connection with such Master Franchise Agreement and/or the Master Management Agreement between the Company and IHS Facility Management, Inc., dated as of January 13, 1998 and any and all matters or activities covered by either or both of those Agreements.

     All of the foregoing are hereinafter referred to as "Trade Secrets." (For the avoidance of doubt, "Trade Secrets" shall not be construed to include materials which represent "industry standard" information which is generally available.) The Company and the Executive consider their relation one of confidence with respect to Trade Secrets. Therefore, during and after the employment by the Company, regardless of the reasons that such employment ends, the Executive agrees:

               (aa) To hold all Trade Secrets in confidence and not discuss, communicate or transmit to others, or make any unauthorized copy of or use the Trade Secrets in any capacity, position or business except as it directly relates to the Executive's employment by Company;

               (bb) To use the Trade Secrets only in furtherance of proper employment related reasons of the Company to further the interests of the Company;

               (cc) To take all reasonable actions that the Company deems necessary or appropriate, to prevent unauthorized use or disclosure of or to protect the Company's interest in the Trade Secrets; and

               (dd) That any of the Trade Secrets, whether prepared by the Executive or which may come into the Executive's possession during the Executive's employment hereunder, are and remain the property of the Company and its affiliates, and all such Trade Secrets, including copies thereof, together with all


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          other property belonging to the Company or its affiliates,  or used in their respective businesses, shall be delivered to or left with the Company.

     This Agreement does not apply to (i) information that by means other then the Executive's deliberate or inadvertent disclosure becomes known to the public; (ii) disclosure compelled by judicial or administrative proceedings provided the Executive affords the Company the opportunity to obtain assurance that compelled disclosures will receive confidential treatment; and (iii) information independently developed by the Executive, the development of which was not a breach of this Agreement.

     4.2. Non-Competition. A. During the Term, the Executive agrees that he will not, without the express written consent of Lyric, for the Executive or on behalf of any other person, firm, entity or other enterprise (i) directly or indirectly solicit for employment or recommend to any subsequent employer of the Executive the solicitation for employment of any person who, at the time of such solicitation is employed by Lyric or any affiliate thereof, (ii) directly solicit, divert, or endeavor to entice away any customer of Lyric or any affiliate thereof, or otherwise engage in any activity intended to terminate, disrupt, or interfere with Lyric's or any affiliate's relationship with a customer, supplier, lessor or other person, or (iii) be employed by, be a director, officer or manager of, act as a consultant for, be a partner or member in, have a proprietary interest in, give advice to (all the foregoing activities, collectively, "Competing Activities") any person, enterprise, partnership, association, corporation, limited liability company, joint venture or other entity which is directly in the business of owning, operating or managing, any healthcare facility of any kind, including but not limited to, any subacute healthcare facility, rehabilitation hospital, nursing home, assisted living facility, or home healthcare business of a type which Lyric is conducting at the time in question (all such enterprises, collectively the "Healthcare Businesses"); and, in the case of any facility or business described, in either case, which competes with any such type of facility or business then operated by Lyric or any of its subsidiaries, provided however, that this Section shall not prohibit the Executive from:

          (a) engaging in any of the activities or businesses disclosed on Appendix "1" hereto;

          (b) performing Competing Activities for assisted living facilities, and assisted living facilities operated in conjunction with Healthcare Businesses provided that the primary activity of any such enterprise is not attributable to the Healthcare Businesses;

          (c) performing Competing Activities for Healthcare Businesses located in Canada unless and until Lyric opens its/their first Healthcare
     Businesses in Canada, provided that the Executive may continue any Competing Activities in which he is engaged at the time such first Healthcare Businesses are opened;

          (d) performing Competing Activities for Healthcare Businesses located in The United Kingdom unless and until Lyric opens its/their first Healthcare Businesses in The


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     United  Kingdom,  provided  that the  Executive  may continue any Competing
     Activities in which he is engaged at the time such first Healthcare Businesses are opened;

          (e) performing Competing Activities for Healthcare Businesses located in New York State unless and until New York State removes the restrictions that now prevent enterprises like Lyric and any of its Members from owning, operating or managing Healthcare Businesses in New York State and Lyric commences activities in New York State, provided that the Executive may continue any Competing Activities in which he is engaged at the time such restrictions are removed; and

          (f) owning up to 10% of the outstanding voting shares of the equity securities of any company that directly or indirectly owns, operates or manages Healthcare Businesses, whose common stock is or could be listed for trading on any national securities exchange or on the NASDAQ System.

          B. During the period of one year after the termination for any reason of the Executive's employment with Lyric, the Executive will continue to be bound by, and agrees to comply with, the limitations in (i) and (ii) of 4.2A but the limitations of (iii) of such 4.2 A will apply only for six months after such termination and only to the Executive's service as an officer or manager of a direct competitor of Lyric.

     4.3. Third Party Beneficiary. For purposes of this Article (excluding, however, Section 4.2), the term "Company" shall be deemed to include IHS in its individual capacity, as distinct from its interest as a Member in the Company. IHS shall be deemed to be a third party beneficiary entitled to enforce the provisions of this Article IV independently of Lyric Health Care LLC.

     4.4. Remedies For Breach of Article IV. If the Executive materially violates the covenants contained in this Article IV, after his termination of employment under circumstances which entitle him to payments or benefits under
Section 3.4, the Company may, at its election, upon ten (10) days' prior notice, terminate the Severance Period and cease providing the Executive with such payments and benefits. In addition, the Executive agrees that the amount of damages in the event of the Executive's breach of this Article IV will be difficult, if not impossible, to ascertain. The Executive therefore agrees that the Company, in addition to, and without limiting any other remedy or right it may have, shall have the right to an injunction enjoining any breach of the covenants made by the Executive in this Article IV (although this Section shall not be construed to limit the right of the Company to claim damages).

     4.5. Disclosure of Existing and Pending Activities. Attached as Appendix "1" hereto is a list of corporations and other entities engaged in Healthcare Businesses (i) of which the Executive is presently an officer, director, manager, or general partner, or (ii) in which the Executive presently, through ownership of shares, limited partnership interests, or other interests, owns more than 10% of the equity. (Appendix "1" includes, also, any such matters which are now pending but not complete). Appendix "1" sets forth, also, transactions as to which the


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Executive  is  acting as a broker  as of the date of this  Agreement,  which the
Executive is deemed to have offered to the Company and IHS.

     4.6. Disclosure of Future Activities. On the first day of January and July of each calendar year after the date of this Agreement the Executive will give IHS a list of the Executive's positions and activities in the categories described in Section 4.5, updated as of the applicable date. Upon request of IHS, also, the Executive will furnish a brief but reasonable explanation of the nature of the Executive's role in any such matter and the nature of the business involved.

     4.7. Brokerage. This Article 4 shall not be construed to prohibit the Executive from acting as a broker for the acquisition, sale, lease, or financing of Healthcare Businesses in which Lyric is presently operating, provided that the Executive shall first offer to Lyric and IHS each opportunity of such type which he proposes to broker, and that IHS declines for itself and Lyric to pursue such opportunity. IHS shall be deemed to have declined an opportunity for itself and Lyric if IHS does not give written notice to the Executive expressing active interest within 14 days after IHS receives a written presentation from the Executive (which should include the proposed business terms, prior three years' financial statements, and other information as customarily required by sophisticated investors in similar transactions at such time). If IHS Company concludes a transaction presented by the Executive, he will be entitled to a market-rate commission. If Lyric concludes a transaction presented by the Executive, the Executive will receive no commission, but N-Co. will receive a credit to its capital account under Lyric's Operating Agreement in an amount equal to the commission which would otherwise have been earned, provided, however, that if and to the extent that the Executive would incur an income tax liability by reason of such credit, the Executive shall receive a cash payment in an amount estimated at the Employee's highest marginal tax bracket on the amount of such credit, and the capital account credit shall be reduced by the amount of such cash payment.

                                    ARTICLE V

                            AMENDMENT AND ASSIGNMENT

     5.1. Right of the Executive to Assign. The Executive may not assign, transfer, pledge or hypothecate or otherwise transfer his rights, obligations, interest and benefits under this Agreement and any attempt to do so shall be null and void.

     5.2. Right of Company to Assign. This Agreement shall not be assignable and transferable by the Company. This Agreement shall inure to the benefit of and be binding upon the Executive and the Executive's heirs and personal representatives, and the Company and its successors.

     5.3. Amendment/Waiver. No change or modification of this Agreement shall be valid unless it is in writing and signed by both parties hereto. No waiver of any provisions of this Agreement shall be valid unless in writing and signed by the person or party to be charged.

                                   ARTICLE VI

                                     GENERAL

     6.1. Governing Law. This Agreement shall be subject to and governed by the laws of the State of Maryland.

     6.2. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Executive and their respective heirs, legal representatives, executors, administrators, successors and permitted assigns.

     6.3. Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all other prior agreements, either oral or written, between the parties hereto.

     6.4. Mitigation. The Executive shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise nor may any payments provided for under this Section be reduced by any amounts earned by the Executive, except as provided in Article IV.

     6.5. Survivorship. The respective rights and obligations of the parties hereunder shall survive the termination of this Agreement to the extent necessary to preserve the rights and obligations of the parties under this Agreement.

     6.6. Notices. All notices, demands, requests, consents, approvals or other communications required or permitted hereunder shall be in writing and shall be delivered by hand, registered or certified mail with return receipt requested or by a nationally recognized overnight delivery service, in each case with all postage or other delivery charges prepaid, and to the address of the party to whom it is directed as indicated below, or to such other address as such party may specify by giving notice to the other in accordance with the terms hereof. Any such notice shall be deemed to be received (i) when delivered, if by hand,
(ii) on the next business day following timely deposit with a nationally recognized overnight delivery service or (iii) on the date shown on the return receipt as received or refused or on the date the postal authorities state that delivery cannot be accomplished, if sent by registered or certified mail, return receipt requested.

         If to the Company:               8889 Pelican Bay Boulevard, Suite 500
                                          Naples, Florida 34103


         If to the Executive:             304 Gilbert Road
                                          Dillsburg, PA 17019

         If to IHS:                       8889 Pelican Bay Boulevard, Suite 500
                                          Naples, Florida 34103

                                          with a copy to:

                                          10065 Red Run Boulevard
                                          Owings Mills, MD 21117
                                          Attention: Eleanor C. Harding
                                          Marshall A. Elkins, Esq.

     6.7.  Indemnification.  The  Company  agrees  to  maintain  Director's  and
Officer's liability insurance in such amounts as the Members determine to be commercially reasonable. To the extent not covered by such liability insurance, the Company shall indemnify and hold the Executive harmless as set forth in
Section 14.6 of the Operating Agreement.

     6.8. Attorneys' Fees. Upon presentation of an invoice, the Company shall pay directly or reimburse the Executive for all reasonable attorneys' fees and costs incurred by the Executive in connection with any dispute brought by the Executive over the terms of this Agreement unless there is a determination that the Executive had no reasonable basis for his claim.

     6.9. Arbitration. Except as otherwise provided in Section 4.3, any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators in Baltimore, Maryland, in accordance with the rules of the American Arbitration Association then in effect, and judgement may be entered on the arbitrators' award in any court having jurisdiction. The Company shall pay all costs of the American Arbitration Association and the arbitrator. Each party shall select one arbitrator, and the two so designated shall select a third arbitrator. If either party shall fail to designate an arbitrator within seven
(7) days after arbitration is requested, or if the two arbitrators shall fail to select a third arbitrator within fourteen (14) days after arbitration is requested, then an arbitrator shall be selected by the American Arbitration Association upon application of either party. Notwithstanding the foregoing, the Executive shall be entitled to seek specific performance from a court of the Executive's right to be paid until the date of termination during the pendency of any dispute or controversy arising under or in connection with this Agreement and the Company shall have the right to obtain injunctive relief from a court.

     6.10. Severability. No provision in this Agreement if held unenforceable shall in any way invalidate any other provisions of this Agreement, all of which shall remain in full force and effect.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by its duly authorized officers and its corporate seal to be hereunto affixed, and the Executive has hereunto set the Executive's hand on the day and year first above written.

COMPANY                                            EXECUTIVE

LYRIC HEALTH CARE LLC
By:  Integrated Health Services, Inc.

By: /s/ Daniel J. Booth                       /s/ Timothy F. Nicholson
  ----------------------------                ----------------------------
Name: Daniel J. Booth                             Timothy F. Nicholson
     ----------------------------
Title: Senior Vice President
      ----------------------------

                                                                    Appendix "1"


APPENDIX:



A)   Trans  Health  Network  Inc.
     Director, and less than 10% shareholder (Principal shareholder is Anthony Misitano)

B) To be formed. New York State company engage in management and ownership of assisted living and retirement facilities and possibly nursing homes in New York State. May be in conjunction with Paz Inc and/or Azzie Reckiss

C)   Building,   leasing  and/or   operating   assisted  living   facilities  in
     conjunction with Balanced Care Corp and/or other assisted living companies

D) Specialty Care Plc - England - Integrated Health Services is a shareholder in this company

E) Ancillary Services Company to be formed in conjunction with Reg Petersen, in Canada




                                  Appendix 1-1

                                                                    Appendix "2"

                 "Change of Control"; Revenue Salary Adjustments

     A.   Change of Control.

          For purposes of this Agreement, a "Change of Control" shall be deemed to occur if (i) there shall be consummated (x) any consolidation, reorganization or merger of IHS in which IHS is not the continuing or surviving corporation or pursuant to which shares of IHS's common stock would be converted into cash, securities or other property, other than a merger of IHS in which the holders of IHS's common stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (y) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of IHS, or (ii) the stockholders of IHS shall approve any plan or proposal for liquidation or dissolution of IHS, or (iii) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act, including any "group" ( as defined in Section 13(d)(3) of such Act) (other than the Employee or any group controlled by the Employee)) shall become the beneficial owner (within the meaning of Rule 13d-3 under such Act) of twenty percent (20%) or more of IHS's outstanding common stock (other than pursuant to a plan or arrangement entered into by such person and IHS) and such person discloses its intent to effect a change in the control or ownership of IHS in any filing with the Securities and Exchange Commission, or (iv) within any twenty-four (24) month period beginning on or after the Effective Date, the persons who were directors of IHS immediately before the beginning of such period (the "Incumbent Directors") shall cease (for any reason other than death, disability or retirement) to constitute at least a majority of the Board or the board of directors of any successor to IHS, provided that, any director who was not a director as of the Effective Date shall be deemed to be an Incumbent Director if such director was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually or by prior operation of this Section 3.3(b)(iv) unless such election, recommendation or approval was the result of any actual or threatened election contest of the type contemplated by Regulation 14a-11 promulgated under the Exchange Act or any successor provision.

     B.   Revenue Salary Adjustment

          If for any fiscal year the Company achieves the following revenue targets (excluding operations of merged or acquired facilities or subsidiaries for periods before the applicable merger or acquisition) then, for any fiscal year* and ensuing years [subject to later increases under this paragraph or increases under Section 2.1(a)] the Executive's Salary under Section 2.1(a) shall be as follows:

----------
     * Any adjustments for the current fiscal year shall be retroactive to January 1st of such year if and after applicable revenue target is achieved during such year.



                                  Appendix 2-1

      IF REVENUES EXCEEDED
     IN THE LAST FISCAL YEAR                            SALARY
     $150 million                                       275,000
     $250 million                                       300,000
     $450+ million                                      350,000





                                  Appendix 2-2